EXHIBIT 16.1

WEINBERG & COMPANY, P.A.

C E R T I F I E D   P U B L I C   A C C O U N T A N T S

Securities and Exchange Commission

Station Place

100 F St., NE

Washington, D.C. 20549

Re:

Avenue Group, Inc. and Subsidiaries

Commission File No. 000-30-543

We served as the principal accountants for Avenue Group, Inc. and Subsidiaries (the “Company”) for each of the last two years ended December 31, 2004 and 2003 and for the period since then until we resigned as the principal accountants of the Company on July 13, 2005. We have read the Company’s statements included under Item 4.01 of its Form 8-K, dated July 18, 2005, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our firm.

Very truly yours,

/s/ WEINBERG & COMPANY, P.A.
Weinberg & Company, P.A.
Certified Public Accountants

Boca Raton, Florida

July 18, 2005

6100 Glades Road • Suite 314	1925 Century Park East • Suite 1120	One Pacific Place, Suite 805
Boca Raton, Florida 33434	Los Angeles, California 90067	88 Queensway, Hong Kong, PRC
Telephone: 561 487 5765	Telephone: 310 601 2200	Telephone: 852-2780-7231
Facsimile: 561 487 5766	Facsimile: 310 601 2201	`Facsimile: 852-2780-8717
www.cpaweinberg.com